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
                                                  EXHIBIT NO. 21

                                            Subsidiaries of Registrant
                                            --------------------------

                                                                                     Percent
                                               State of Other Jurisdiction             of
Name of Subsidiary                                  of Incorporation                Ownership
- ------------------                             ---------------------------          ---------

Luzzato & Figlio (France), S.A.                   Republic of France                   100
Petrolite Canada, Inc.                            Dominion of Canada                   100
Petrolite France, S.A.                            Republic of France                   100
Petrolite GmbH                                    Federal Republic of  Germany         100
Petrolite Iberica, S.A.                           Spain                                100
Petrolite International Sales Corporation         Virgin Islands                       100
Petrolite Limited                                 United Kingdom of                    100
                                                  Great Britain and Northern Ireland
Petrolite Norge A/S                               Norway                               100
Petrolite Pacific Pte. Ltd.                       Singapore                            100
South American Petrolite Corporation              Delaware                             100
A.B. Engineering                                  Delaware                             100
Ecuatoriana de Petroquimicos-Petrolite, S.A.      Ecuador                               80
P.T. Petrolite Indonesia Pratama                  Indonesia                             80
Petrolite Saudi Arabia Ltd.                       Saudi Arabia                          75
Petrolite (Malaysia) SDN.BHD.                     Malaysia                              49

       Each of these subsidiaries is included in the consolidated financial statements incorporated by reference into this registration statement. Petrolite Italiana S.p.A., which is included in the registrant's consolidated financial statements, is owned 90% by Petrolite Limited and 10% by the registrant. Petrolite Handelsgesellschaft m.b.H, which is also included in the registrant's consolidated financial statements, is owned 100% by Petrolite Limited. In addition, the registrant has a 50% interest in Toyo-Petrolite Company, Ltd.


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in Japan and Petrolite Suramericana, S.A. in
Venezuela. Also see information on page 33 of the registrant's Annual Report to stockholders under the heading "Subsidiaries" which is incorporated by reference herein.